Medical Staffing Network to Participate in Major Contract

BOCA RATON, Fla. (September 8, 2005) - Medical Staffing Network Holdings, Inc. (MSN) (NYSE: MRN), the nation's largest provider of per diem nursing services, announced today that it is one of only two companies selected to be primary providers for a multi-year contract to provide healthcare professionals to the United States Department of Health and Human Services (DHHS). JCNationwide, a physician staffing company, was the only other company selected. The contract allows for the over 2,400 DHHS facilities nationwide to place orders for a wide variety of staff including nurses, physicians and allied specialists. DHHS estimates, but does not guarantee that the annual volume of purchases under the contract will be over $55 million or $275 million during its five year term. In order to supply the expected demand for healthcare professionals, MSN will call upon its extensive database of over 30,000 healthcare professionals as well as utilize five specialty staffing companies on a teaming partner basis.

The DHHS (www.hhs.gov) is the United States government's principal agency for protecting the health of all Americans and providing essential human services, especially for those who are least able to help themselves. DHHS includes more than 300 programs, covering a wide spectrum of activities.

Robert J. Adamson, MSN’s Chairman and CEO commented, “We went through a lengthy review process and believe that our proven track record of high quality diversified healthcare services as well as our advanced technology platform were important differentiating factors in the decision-making process. With our national network and quality standards certified by the Joint Commission (JCAHO), we believe we are uniquely positioned to provide service for a significant portion of the orders placed under the contract. We are pleased to be partnering with the Department of Health and Human Services on this important project and look forward to a successful long-term relationship.”

About Medical Staffing Network
With over 120 branch offices in 40 states, Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services, certified registered nurse anesthetists and is a leading provider of allied health professionals, including radiology specialists, therapists and clinical laboratory technicians.

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to generate additional revenue as a result of the DHHS contract award, our ability to attract and retain qualified nurses and other health care personnel to fill any increased demand for our services as a result of the DHHS contract award, the general level of patient occupancy at our hospital and health care facility clients, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business including Joint Commission certification, the effect of competition in the markets we serve and our ability to carry out our business strategy. Additional information concerning these and other important factors can be found within our filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

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Media contacts: Robert Adamson
561-322-1303